UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 21, 2007

 CHINA FRUITS CORPORATION
F/K/A DIVERSIFIED FINANCIAL RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

 Nevada
(State or Other Jurisdiction of Incorporation)

0-22373
(Commission File Number)

58-2027283
(I.R.S. Employer Identification No.)

Fu Xi Technology & Industry Park, Nan Feng County
Jiang Xi Province, P. R. China
(Address of Principal Executive Offices) (Zip Code)

(86794) 326-6199
(Registrant's Telephone Number, Including Area Code)

 Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

This Current Report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (“Registrant”), in connection with the items described below.

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On September 21, 2007, Zhong Yi (Hong Kong) C.P.A. Company Limited (“Zhong Yi”) resigned from its position as Registrant’s principal independent auditor. Zhong Yi had been retained in that position in July 2006.

Zhong Yi's audit reports regarding Registrant's financial statements for the year ended December 31, 2006 and 2005, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, audit scope or accounting principles, except that their audit report for the year ended December 31, 2006 contained a going concern qualification.

In connection with the prior audits for the fiscal year ended December 31, 2006 and 2005, and the review for the interim period up to September 21, 2007, there have been no disagreements with Zhong Yi on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Zhong Yi would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods.

Pursuant to Item 304(a)(3) of Regulation S-B, these disclosures in this Form 8-K were provided to the former auditor, Zhong Yi, via email and fax transmission on September 26, 2007, and they were requested to furnish the letter set forth as Exhibit A, indicating they had no disagreement with the statements made in this Form 8-K.

EXHIBIT INDEX

Exhibit No.          Description of Exhibit

     16                  Letter from Zhong Yi (Hong Kong) C.P.A. Company Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Fruits Corporation

Date: September 26, 2006	By:	/s/ Chen, Quan Long
Chen, Quan Long President

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